Contact:
                                           Ed Dickinson
                                           Chief Financial Officer, 636/916-2150




FOR IMMEDIATE RELEASE

                     LMI AEROSPACE ANNOUNCES APPOINTMENT OF
                    BDO SEIDMAN, LLP AS PRINCIPAL ACCOUNTANT

         ST. LOUIS, December 29, 2003 - LMI Aerospace, Inc. (Nasdaq:LMIA), a leading provider of assemblies, kits and detail sheet metal and machined components to the aerospace, defense and technology industries, announced today that its Audit Committee has selected and Board of Directors ratified the appointment of BDO Seidman, LLP as the Company's principal accountant to audit the financial statements of the Company for its fiscal year ending December 31, 2003.

         LMI Aerospace, a leading supplier of quality components to the aerospace and technology industries for 55 years, operates thirteen facilities that fabricate, machine, finish, integrate, assemble and kit formed, close tolerance aluminum and specialty alloy components for commercial, corporate, regional and military aircraft, laser, equipment used in the semiconductor and medical industries, and for the commercial sheet metal industries.


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